UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 10, 2008

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
9790 Gateway Drive Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On January 10, 2008, Employers Holdings, Inc. (the "Company"), AmCOMP Incorporated ("AmCOMP") and Sapphire Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the acquisition of AmCOMP by the Company.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of all parties, Merger Sub will be merged with and into AmCOMP (the "Merger").  Upon effectiveness of the Merger, each outstanding share of common stock of AmCOMP, other than shares owned by the Company, AMCOMP or their subsidiaries and any dissenting shares, will be converted into the right to receive $12.50 in cash without interest.

Consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by AmCOMP's stockholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other material regulatory approvals, including from the Florida Office of Insurance Regulations.

The Merger Agreement contains customary representations, warranties and covenants, including covenants providing for the parties to use reasonable best efforts to cause the closing of the merger to be completed.  The Merger Agreement also requires AmCOMP to call and hold a meeting of its stockholders to adopt the Merger Agreement as soon as reasonably practicable and prohibits AmCOMP from taking various actions that could reasonably be expected to facilitate a competing takeover proposal for AmCOMP.

The Merger Agreement contains certain termination rights for each party.  Additionally, the Merger Agreement provides that, upon the termination of the Merger Agreement under specified circumstances, generally including a competitive takeover proposal by a third party or a change in AmCOMP's board's recommendation of the merger to its stockholders, AmCOMP may be required to pay the Company a termination fee of $8,000,000.  In the event that the Merger Agreement is terminated by AmCOMP as a result of the Company's breach of any of its covenants or agreements under the Merger Agreement, the Company may be required to pay AmCOMP a termination fee of $8,000,000.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information About this Transaction

The Company, AmCOMP and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company's directors and executive officers is available in the Company's proxy statement for its 2007 annual meeting of stockholders and the Company's 2006 Annual Report on Form 10-K, which were filed with the SEC on April 19, 2007 and March 30, 2007, respectively.  Information regarding AmCOMP's directors and executive officers is available in AmCOMP's proxy statement for its 2007 annual meeting of stockholders and AmCOMP's 2006 Annual Report on Form 10-K, which were filed with the SEC on April 27, 2007 and April 2, 2007, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

In connection with its investor call regarding the Merger Agreement, the Company is disclosing certain information (the "Disclosed Information").

Statements made in the Disclosed Information which are not historical are forward-looking statements that reflect management's current views with respect to future events and performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical fact.  Such statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  See "Forward-looking Statements" in the Disclosed Information.

A copy of the Disclosed Information is attached to this report as Exhibit 99.1.

Section 8 – Other Information

Item 8.01. Other Events.

On January 10, 2008, the Company issued a press release announcing the entry into the Merger Agreement.  Furnished as Exhibit 99.2 and incorporated herein by reference is the press release issued by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated January 10, 2008, by and among AmCOMP Incorporated, Employers Holdings, Inc. and Sapphire Acquisition Corp.
99.1	Employers Holdings, Inc. investor presentation, dated January 10, 2008.
99.2	Employers Holdings, Inc. press release, dated January 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated:              January 10, 2008

Exhibit Index

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated January 10, 2008, by and among AmCOMP Incorporated, Employers Holdings, Inc. and Sapphire Acquisition Corp.
99.1	Employers Holdings, Inc. investor presentation, dated January 10, 2008.
99.2	Employers Holdings, Inc. press release, dated January 10, 2008.